EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

Ed Quinn
+1 (847) 455-7111
Email: Inquiries@amcastle.com

FOR IMMEDIATE RELEASE
THURSDAY MARCH 14, 2019

 A. M. CASTLE & CO. REPORTS FULL YEAR AND FOURTH QUARTER RESULTS
Company reports year-over-year improvement in revenue and operating results for the fourth quarter and full year 2018; remains focused on further growth in 2019
OAK BROOK, IL, March 14, 2019 - A. M. Castle & Co. (OTCQX: CTAM) (the "Company" or "Castle"), a global distributor of specialty metal and supply chain solutions, today reported its fourth quarter and full year 2018 financial results.
Full Year 2018 Financial Highlights:

•
Generated net sales of $582.0 million, a 12.2% year-over-year increase compared to $518.8 million in 2017 ($164.9 million and $353.9 million for the four-month Successor period ended December 31, 2017 and eight-month Predecessor period ended August 31, 2017, respectively).

•
Reported an operating loss of $16.7 million compared to an operating loss of $27.5 million in 2017 ($13.1 million and $14.4 million for the four-month Successor period ended December 31, 2017 and eight-month Predecessor period ended August 31, 2017, respectively).

•
Reported a net loss of $37.1 million, which included $33.2 million of interest expense, of which $21.7 million was non-cash related to long-term debt held primarily by majority shareholders, and $4.9 million was non-cash related to the Company's pension plan.

•
Achieved EBITDA of $0.3 million and adjusted EBITDA of $3.9 million, including foreign currency gains of $0.1 million and $0.9 million, respectively, compared to EBITDA of $67.5 million, which included a net gain on reorganization items of $72.4 million, and an adjusted EBITDA loss of $11.7 million, including foreign currency gains of $7.2 million and $1.1 million, respectively, in the full year of 2017.

Chairman and CEO Steve Scheinkman commented, “One of our goals for 2018 was to continue to grow our top-line and we have done that as demonstrated by our double-digit year-over-year revenue growth driven by strong pricing and increased volumes for the majority of the year. In addition, our continued focus on improving our working capital efficiency is generating stronger operating results, which we believe will continue into 2019. The liquidity generated from both increased profitability performance and more effective working capital management are allowing us to make additional investments to support our valued business partners."
Fourth quarter 2018 financial results:

•	Generated net sales of $137.6 million, an 11.7% year-over-year increase compared to $123.2 million in the fourth quarter of 2017.

•	Reported an operating loss of $9.3 million, compared to an operating loss of $11.7 million in the fourth quarter of 2017.

•
Reported a net loss of $16.8 million, which included $9.2 million of interest expense, of which $6.2 million was non-cash related to long-term debt held primarily by majority shareholders, and $1.2 million was non-cash related to the Company's pension plan, compared to a net loss of $12.5 million for the fourth quarter of 2017, which included $7.4 million of interest expense, of which $4.8 million was non-cash related to long term-debt held primarily by majority shareholders, and $1.2 million was non-cash related to the Company's pension plan.

EX-1-

•
Reported an EBITDA loss of $6.3 million and an adjusted EBITDA loss of $4.3 million in the fourth quarter of 2018, including foreign currency loss of $1.1 million and a foreign currency gain of $0.2 million, respectively, compared to an EBITDA loss of $5.9 million and an adjusted EBITDA loss of $5.9 million, including foreign currency gains of $1.6 million and $1.2 million, respectively, in the fourth quarter of 2017.

Commenting on the fourth quarter financial results, Mr. Scheinkman continued, “The momentum we saw in our operating performance and EBITDA growth throughout the first three quarters of 2018 and into the early fourth quarter dissipated somewhat late in the quarter when volumes are traditionally lower and as we moved some aged inventory out of our network. Even with that slowdown, however, we are pleased to have delivered year-over-year improvements in our fourth quarter and full year 2018 results and believe we have laid a solid operational foundation for continued success in 2019.”
President Marec Edgar added, “We have seen operating performance bounce back with a return to positive EBITDA for both January and February of 2019, even with the negative impacts from the historic severe weather that occurred throughout the Midwestern U.S., and we believe many of the end markets we serve are trending positively for 2019. We continue to work closely with our customers and mill partners to respond to changes in their local and global supply chains and have made internal realignments to become more nimble in anticipating and responding to those changes. We believe these actions will allow us to build on our improvements from 2018 and deliver more value to our stakeholders at all levels going forward.”
Presentation of Predecessor and Successor Financial Results
The Company adopted fresh-start reporting as of August 31, 2017, the date the Company's Amended Prepackaged Joint Chapter 11 Plan of Reorganization became effective and the Company emerged from its Chapter 11 cases (the "Effective Date"). As a result of the application of fresh-start reporting, the Company’s financial statements for periods prior to the Effective Date are not comparable to those for periods subsequent to the Effective Date. References to “Successor” refer to the Company on or after the Effective Date. References to “Predecessor” refer to the Company prior to the Effective Date. Operating results for the Successor and Predecessor periods are not necessarily indicative of the results to be expected for a full fiscal year. References such as the “Company,” “we,” “our” and “us” refer to A.M. Castle & Co. and its subsidiaries, whether Predecessor and/or Successor, as appropriate.
About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and supply chain services, principally serving the producer durable equipment, commercial aircraft, heavy equipment, industrial goods, construction equipment, and retail sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. It specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Together, Castle and its affiliated companies operate out of 21 metals service centers located throughout North America, Europe and Asia. Its common stock is traded on the OTCQX® Best Market under the ticker symbol "CTAM".

EX-2-

Non-GAAP Financial Measures
This release and the financial information included in this release include non-GAAP financial measures, including any combination of and comparison to combined Predecessor and Successor results. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Investors should recognize that these non-GAAP financial measures might not be comparative to similarly titled measures of other companies. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information, and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analysis of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.
In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as loss before provision for income taxes plus depreciation and amortization, and interest expense, is widely used by the investment community for evaluation purposes and provides investors, analysts and other interested parties with additional information in analyzing the Company’s operating results. EBITDA, adjusted non-GAAP net loss and adjusted EBITDA are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance. Management uses EBITDA, adjusted non-GAAP net loss and adjusted EBITDA to evaluate the performance of the business.
Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our restructuring, as well as the anticipated increase in our borrowing capacity under our Credit Facility. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include our ability to effectively manage our operational initiatives and implemented restructuring activities, the impact of volatility of metals prices, the impact of imposed tariffs and/or duties, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which we expect to file shortly. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

EX-3-

Consolidated Statements of Operations
	Successor		Predecessor
	Year Ended December 31, 2018	September 1, 2017 through December 31, 2017 *As Adjusted	January 1, 2017 through August 31, 2017 *As Adjusted
(Dollars in thousands, except per share data)
Net sales	$581,970	$164,942	$353,926
Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	437,052	127,828	266,495
Warehouse, processing and delivery expense	83,635	25,353	50,314
Sales, general and administrative expense	68,933	21,645	40,766
Restructuring expense, net	—	—	566
Depreciation and amortization expense	9,082	3,213	10,150
Total costs and expenses	598,702	178,039	368,291
Operating loss	(16,732)	(13,097)	(14,365)
Interest expense, net	33,172	9,220	26,629
Financial restructuring expense	—	—	7,024
Unrealized (gain) loss on embedded debt conversion option	—	(2,352)	146
Other income, net	(7,980)	(5,591)	(8,436)
Reorganization items, net	—	2,141	(74,531)
(Loss) income before income taxes	(41,924)	(16,515)	34,803
Income tax benefit	(4,779)	(3,188)	(1,387)
Net (loss) income	$(37,145)	$(13,327)	$36,190

* Adjusted due to the adoption of ASU No. 2017-07, "Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost."

Reconciliation of Reported Net (Loss) Income to EBITDA and Adjusted EBITDA:	Successor		Predecessor
(Dollars in thousands)	Year Ended December 31, 2018	September 1, 2017 through December 31, 2017 *As Adjusted	January 1, 2017 through August 31, 2017 *As Adjusted
Unaudited
Net (loss) income, as reported	$(37,145)	$(13,327)	$36,190
Depreciation and amortization expense	9,082	3,213	10,150
Interest expense, net	33,172	9,220	26,629
Income tax benefit	(4,779)	(3,188)	(1,387)
EBITDA	330	(4,082)	71,582
Non-GAAP adjustments (a)	3,554	(1,012)	(78,212)
Adjusted EBITDA	$3,884	$(5,094)	$(6,630)

(a) Refer to "Reconciliation of Reported (Net Loss) Income to Adjusted Non-GAAP Net Loss" table for additional details on these amounts.
* Adjusted due to the adoption of ASU No. 2017-07, "Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost."

EX-4-

Reconciliation of Reported Net Loss to EBITDA and Adjusted EBITDA:	Successor
(Dollars in thousands)	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017 *As Adjusted
Unaudited
Net loss, as reported	$(16,836)	$(12,506)
Depreciation expense	2,117	2,711
Interest expense, net	9,171	7,416
Income tax benefit	(753)	(3,474)
EBITDA	(6,301)	(5,853)
Non-GAAP adjustments (a)	2,043	(48)
Adjusted EBITDA	$(4,258)	$(5,901)

(a) Refer to "Reconciliation of Reported Net Loss to Adjusted Non-GAAP Net Loss" table for additional details on these amounts.
* Adjusted due to the adoption of ASU No. 2017-07, "Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost."

Reconciliation of Reported Net (Loss) Income to Adjusted Non-GAAP Net (Loss) Income:	Successor		Predecessor
(Dollars in thousands)	Year Ended December 31, 2018	September 1, 2017 through December 31, 2017 *As Adjusted	January 1, 2017 through August 31, 2017 *As Adjusted
Unaudited
Net (loss) income, as reported	$(37,145)	$(13,327)	$36,190
Non-GAAP adjustments:
Reorganization items, net(a)	—	2,141	(74,531)
Noncash compensation expense	2,784	866	630
Foreign exchange loss (gain) on intercompany loans	770	(1,667)	(4,457)
Unrealized gain on embedded debt conversion option	—	(2,352)	146
Non-GAAP adjustments to arrive at Adjusted EBITDA	3,554	(1,012)	(78,212)
Non-cash interest expense(b)	21,662	5,823	3,810
Total non-GAAP adjustments	25,216	4,811	(74,402)
Tax effect of adjustments	—	—	—
Adjusted non-GAAP net loss	$(11,929)	$(8,516)	$(38,212)

(a) During the pendency of the Company's chapter 11 cases, expenses and income directly associated with the chapter 11 proceedings were reported separately in reorganization items, net in the Company’s Consolidated Statements of Operations.

(b) Non-cash interest expense for the year ended December 31, 2018 includes interest paid in kind of $13,502 and amortization of debt discount of $8,160. Non-cash interest expense for the period September 1, 2017 through December 31, 2017 includes interest paid in kind of $3,865 and amortization of debt discount of $1,958. Non-cash interest expense for the period January 1, 2017 through August 31, 2017 includes and amortization of debt discount of $3,810.

* Adjusted due to the adoption of ASU No. 2017-07, "Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost."

EX-5-

Reconciliation of Reported Net Loss to Adjusted Non-GAAP Net Loss:	Successor
(Dollars in thousands)	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017 *As Adjusted
Unaudited
Net loss, as reported	$(16,836)	$(12,506)
Non-GAAP adjustments:
Reorganization items, net(a)	—	2,013
Noncash compensation expense	721	651
Foreign exchange loss (gain) on intercompany loans	1,322	(360)
Unrealized gain on embedded debt conversion option	—	(2,352)
Non-GAAP adjustments to arrive at Adjusted EBITDA	2,043	(48)
Non-cash interest expense(b)	6,145	4,799
Total non-GAAP adjustments	8,188	4,751
Tax effect of adjustments	—	—
Adjusted non-GAAP net loss	$(8,648)	$(7,755)

(a) During the pendency of the Company's chapter 11 cases, expenses and income directly associated with the chapter 11 proceedings were reported separately in reorganization items, net in the Company’s Consolidated Statements of Operations.

(b) Non-cash interest expense for the three months ended December 31, 2018 includes interest paid in kind of $3,747 and amortization of debt discount of $2,398. Non-cash interest expense for the three months ended December 31, 2017 includes interest paid in kind of $2,914 and amortization of debt discount of $1,885.

* Adjusted due to the adoption of ASU No. 2017-07, "Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost."

EX-6-

CONSOLIDATED BALANCE SHEETS	Successor
(Dollars in thousands, except par value data)	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$8,668	$11,104
Accounts receivable, less allowances of $1,364 and $1,586, respectively	79,757	74,370
Inventories	160,686	154,491
Prepaid expenses and other current assets	14,344	12,274
Income tax receivable	1,268	1,576
Total current assets	264,723	253,815
Goodwill and intangible assets, net	8,176	8,176
Prepaid pension cost	1,754	10,745
Deferred income taxes	1,261	1,278
Other noncurrent assets	1,278	1,344
Property, plant and equipment:
Land	5,577	5,581
Buildings	21,218	21,296
Machinery and equipment	38,394	33,011
Property, plant and equipment, at cost	65,189	59,888
Accumulated depreciation	(11,989)	(2,961)
Property, plant and equipment, net	53,200	56,927
Total assets	$330,392	$332,285
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$42,719	$41,757
Accrued payroll and employee benefits	11,307	7,963
Accrued and other current liabilities	5,324	5,968
Income tax payable	1,589	262
Short-term borrowings	5,498	5,854
Current portion of long-term debt	119	118
Total current liabilities	66,556	61,922
Long-term debt, less current portion	246,027	199,903
Deferred income taxes	7,540	16,166
Build-to-suit liability	9,975	10,148
Other noncurrent liabilities	3,334	3,784
Pension and postretirement benefit obligations	6,321	6,377
Commitments and contingencies
Stockholders’ (deficit) equity:
Common stock, $0.01 par value—200,000 Class A shares authorized with 3,803 shares issued and outstanding at December 31, 2018 and 3,734 shares issued and outstanding at December 31, 2017	38	37
Additional paid-in capital	55,421	49,944
Accumulated deficit	(50,472)	(13,327)
Accumulated other comprehensive loss	(14,348)	(2,669)
Total stockholders’ (deficit) equity	(9,361)	33,985
Total liabilities and stockholders’ (deficit) equity	$330,392	$332,285

EX-7-

A.M. Castle & Co. Consolidated Statements of Cash Flows
	Successor		Predecessor
	Year Ended December 31, 2018	September 1, 2017 through December 31, 2017	January 1, 2017 through August 31, 2017
(Dollars in thousands)
Operating activities:
Net (loss) income	$(37,145)	$(13,327)	$36,190
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	9,082	3,213	10,150
Amortization of deferred financing costs and debt discount	8,160	1,958	3,810
Unrealized (gain) loss on embedded debt conversion option	—	(2,352)	146
Noncash interest paid in kind	13,502	3,865	—
Noncash reorganization items, net	—	—	(87,107)
Loss on sale of property, plant & equipment	64	26	7
Unrealized foreign currency transaction loss (gain)	580	(1,709)	(4,439)
Deferred income taxes	(7,071)	(3,437)	(953)
Non-cash compensation expense	2,784	866	630
Other, net	631	634	537
Changes in assets and liabilities:
Accounts receivable	(6,100)	(2,205)	(6,061)
Inventories	(7,730)	(1,978)	(2,703)
Prepaid expenses and other current assets	(2,955)	752	(3,100)
Other noncurrent assets	740	324	1,664
Prepaid pension costs	(2,717)	(1,395)	(849)
Accounts payable	1,370	(4,548)	8,602
Accrued payroll and employee benefits	3,453	945	(2,670)
Income tax payable and receivable	1,624	(828)	(340)
Accrued and other current liabilities	(1,120)	(773)	(3,332)
Postretirement benefit obligations and other noncurrent liabilities	(933)	(585)	(471)
Net cash used in operating activities	(23,781)	(20,554)	(50,289)
Investing activities:
Capital expenditures	(5,687)	(3,742)	(2,850)
Proceeds from sale of property, plant and equipment	77	31	619
Cash collateralization of letters of credit	—	—	7,492
Net cash (used in) from investing activities	(5,610)	(3,711)	5,261
Financing activities:
Short-term borrowings, net	(115)	1,720	3,797
Proceeds from long-term debt including credit facilities	49,954	22,973	195,026
Repayments of long-term debt including credit facilities	(21,130)	(25)	(175,414)
Payments of debt issue costs	(499)	—	(1,831)
Payments of build-to-suit liability	(897)	—	(3,000)
Net cash from financing activities	27,313	24,668	18,578
Effect of exchange rate changes on cash and cash equivalents	(358)	637	890
Net change in cash and cash equivalents	(2,436)	1,040	(25,560)
Cash and cash equivalents—beginning of period	11,104	10,064	35,624
Cash and cash equivalents—end of period	$8,668	$11,104	$10,064

EX-8-

LONG-TERM DEBT	Successor
(Dollars in thousands)	December 31, 2018	December 31, 2017

5.00% / 7.00% Second Lien Notes due August 31, 2022	$180,894	$168,767
Floating rate Revolving A Credit Facility due February 28, 2022	108,488	101,047
12.00% Revolving B Credit Facility due February 28, 2022	22,875	—
Other, primarily capital leases	180	288
Less: unvested restricted Second Lien Notes due August 31, 2022	(1,378)	(2,144)
Less: unamortized discount	(64,491)	(67,937)
Less: unamortized debt issuance costs	(422)	—
Total long-term debt	246,146	200,021
Less: current portion of long-term debt	119	118
Total long-term portion	$246,027	$199,903

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